AGENCY AGREEMENT

June 14, 2011

CounterPath Corporation
Suite 300, One Bentall Centre
505 Burrard Street
Vancouver, BC
V7X 1M3

Attention:     Donovan Jones, President and Chief Executive Officer

Dear Sirs:

The undersigned, National Bank Financial Inc. and Canaccord Genuity Corp. (together the “Agents”), understand that CounterPath Corporation (the “Company”) proposes to issue and sell up to 5,714,285 units of the Company (the “Units”) at a price of $1.75 (the “Subscription Price”) per Unit for aggregate gross proceeds of up to $10,000,000 (the “Offering”). Each Unit consists of one Common Share (as hereinafter defined) (a “Unit Share”) and one-half of one Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one additional Common Share (a “Warrant Share”) at a price of $2.25 per Warrant Share until the Expiry Date (as hereinafter defined).

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof, the Company hereby appoints the Agents, as the Company’s exclusive agents, to offer for sale by way of private placement on a “best efforts” basis, without underwriter liability, the Units to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Units in the Selling Jurisdictions (as hereinafter defined) to purchase the Units from the Company.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents at the Closing Time (as hereinafter defined) the Commission (as hereinafter defined) and deliver the Broker Warrants (as hereinafter defined) as set out in Section 12 hereof. The obligation of the Company to pay the Commission and issue the Broker Warrants shall arise at the Closing Time and the Commission and the Broker Warrants shall be fully earned by the Agents upon the completion of the Offering.

DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

“Act” means the Business Corporations Act (British Columbia);

“Affiliates” means the affiliates of the Agents;

“Aggregate Subscription Price” means the aggregate subscription proceeds from the sale and issue of the Units;

“Agreement” means this agreement, being the agreement resulting from the acceptance by the Company of the offer made by the Agents hereby;

“Applicable Distribution Compliance Period” means a Distribution Compliance Period of six months if the Company is an SEC Reporting Issuer, or a Distribution Compliance Period of one year if the Company is not an SEC Reporting Issuer, as specified by Category 3 in Rule 903(b)(3) of Regulation S.

“Applicable Securities Laws” means all applicable securities laws in each of the Selling Jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces and all rules and policies of the TSX-V, and includes Canadian Securities Laws;

“Broker Securities” means collectively, the Broker Warrants and Broker Shares;

“Broker Shares” means the Common Shares issuable upon exercise of the Broker Warrants;

“Broker Warrant Certificate” means the certificates representing the Broker Warrants and containing the terms thereof;

“Broker Warrants” means the broker warrants to be issued to the Agents at the Closing Time, which shall entitle the Agents to subscribe for that number of Broker Shares as is equal to 7.0% of the number of Units sold pursuant to the Offering and sold directly by the Company to certain other subscribers, at an exercise price of $1.75 per Broker Share until December 14, 2012;

“Business Day” means any day other than a Saturday, Sunday or statutory or civic holiday in the City of Vancouver, British Columbia;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the provinces of Canada and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments, notices and rulings of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

“Closing” means the completion of the purchase and sale of the Units as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means the day on which the Closing shall occur, being June 14, 2011 or such other date as the Agents and the Company may determine;

“Closing Time” means 6:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may determine;

“Common Shares” means the shares of common stock in the capital of the Company;

“Commission” means a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and certain sales made directly by the Company to certain other subscribers;

“Contract” means, with respect to a Person, any contract, instrument, permit, concession, licence, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, partnership or joint venture agreement or other legally binding agreement, arrangement or understanding, whether written or oral, to which the Person is a party or by which, to the knowledge of such Person, the Person or its property and assets is bound or affected;

“Debt Instrument” means any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Company is a party or otherwise bound and which is material to the Company or the Subsidiaries;

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Rule 902 of Regulation S;

“Distribution Compliance Period” means “distribution compliance period” as defined in Rule 902 of Regulation S;

“Distributor” means “distributor” as defined in Rule 902 of Regulation S;

“Employee” means a director, officer or employee of the Company or any of the Subsidiaries or a Person providing services in the nature of an employee to the Company or any of the Subsidiaries;

“Environmental Laws” means, with respect to the Company and the Subsidiaries, all applicable Laws aimed at abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including ambient air, surface water and groundwater; and all other applicable Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes;

“Environmental Liabilities” means, with respect to the Company and the Subsidiaries, any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements or expenses (including attorney’s fees and costs, experts’ fees and costs, and consultants’ fees and costs) of any kind or of any nature whatsoever that are asserted by any entity (including any Government Agency), alleging liability (including liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (a) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above any property owned and/or controlled by the Company and the Subsidiaries and/or emanating or migrating and/or threatening to emanate or migrate from such property to off-site properties, (b) physical disturbance of the environment, or (c) the violation or alleged violation of any Environmental Laws;

“Expiry Date” means June 14, 2013;

“Financial Statements” has the meaning ascribed to such term in Section 4(a)(xxix) hereof;

“GAAP” means generally accepted accounting principles in the United States;

“Government Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority or administrative agency or commission or any elected or appointed public official including the TSX-V;

“including” means including without limitation;

“Intellectual Property” means trade-marks and trade-mark applications, trade names, certification marks, patents and patent applications, copyrights, know-how, formulae, processes, inventions, technical expertise, research data, trade secrets, industrial designs, customer lists and other similar property, and all registrations and applications for registration thereof;

“Laws” means all laws, statutes, by-laws, rules, regulations, orders, decrees, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Government Agency applicable to the Company or the Subsidiaries;

“Leased Premises” means the premises which are material to the Company or the Subsidiaries and which the Company or the Subsidiaries occupy as a tenant;

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

“Material Subsidiary” means each of BridgePort Networks, Inc. and CounterPath Technologies Inc.;

“Materially Adverse” when used in respect of a fact, circumstance, change, effect, occurrence, event or term means a fact, circumstance, change, effect, occurrence, event or term that (a) materially and adversely affects, or could reasonably be expected to materially and adversely affect, the financial condition, business, assets, capital or prospects of the Company or the Subsidiaries, taken as a whole, or (b) prevents, or could reasonably be expected to prevent, the Company from performing its obligations under this Agreement or consummating the transactions contemplated herein; provided, however, that it will not include: (i) any fact, circumstance, event, change, effect, occurrence, event or term relating to the global economy or securities markets in general; (ii) any fact, circumstance, event, change, effect, occurrence or event affecting the industry in which the Company operates in general and which, in each case, does not have a materially disproportionate effect on the Company and the Subsidiaries, taken as a whole;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (Ontario) in effect on the date hereof;

“NBF” means National Bank Financial Inc.;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“Offering” has the meaning given to that term in the first paragraph of this Agreement;

“Options” means all options, warrants, puts, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which either the Company or the Subsidiaries is a party or by which the Company or the Subsidiaries is bound relating to the issued or unissued capital stock of the Company or the Subsidiaries, or obligating the Company or the Subsidiaries to issue, transfer, grant, sell or pay for or repurchase any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, the Company or the Subsidiaries or obligating the Company or the Subsidiaries to issue, grant, extend or enter into any such options, warrants, puts, calls, rights, commitments, agreements, arrangements or undertakings;

“Permit” means all certificates, franchises, licences, permits, grants, easements, covenants, certificates, orders, authorizations and approvals issued or granted by Government Agencies or third parties to the Company necessary for the Company and/or any of the Subsidiaries to conduct its business as presently conducted;

“Person” means and includes any individual, sole proprietorship, partnership, joint venture, unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and any Government Agency or instrumentality thereof;

“Purchasers” means the Persons who, as purchasers or beneficial purchasers, acquire Units by duly completing, executing and delivering a Subscription Agreement and any other required documentation, and permitted assignees or transferees of such Persons from time to time;

“Public Disclosure Documents” means, collectively, all of the documents which have been filed by or on behalf of the Company prior to the Closing Time with the relevant Securities Regulators pursuant to the requirements of Applicable Securities Laws, including all documents filed on SEDAR at www.sedar.com;

“Registration Rights Agreement” means the registration rights agreement that the Company will enter into at the Closing with the Purchasers and the Agents, pursuant to which the Company will agree to file, have declared effective and maintain the effectiveness of the Registration Statement on the terms and conditions set forth in such agreement;

“Registration Statement” means a registration statement on Form S-1, or a successor form under the U.S. Securities Act, to register for resale the Unit Shares, the Warrant Shares and the Broker Shares;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation M” means Regulation M adopted by the SEC under the U.S. Exchange Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“SEC Reporting Issuer” means “reporting issuer” as defined in Rule 902 of Regulation S;

“Securities Commissions” means, collectively, the applicable securities commission or securities regulatory authority in each province or territory of Canada where the Offering is completed;

“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Selling Jurisdictions;

“Selling Jurisdictions” means the provinces of Canada and the United States and such other jurisdictions outside of Canada and the United States as agreed to by the Agents and the Company;

“Subscription Agreements” means, collectively, the subscription agreements for the Units, in the form agreed upon by the Agents and the Company pursuant to which Purchasers agree to subscribe for and purchase the Units pursuant to the Offering as herein contemplated and shall include, for greater certainty, all schedules thereto; and “Subscription Agreement” means any one of them, as the context requires;

“Subscription Price” has the meaning given to that term in the first paragraph of this Agreement;

“Subsidiary” means each of 6789722 Canada Inc., BridgePort Networks, Inc., CounterPath Technologies Inc., and BridgePort Networks (Europe) Ltd.;

“subsidiary” and “subsidiaries” shall have the meaning ascribed thereto in the Act;

“Taxes” means all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes or other withholding obligations, payroll taxes, employment taxes, pension plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add on minimum taxes, goods and services tax, customs duties or other taxes of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on the Company or the Subsidiaries, as applicable, or for which the Company or the Subsidiaries, as applicable, is responsible, and any interest, penalties, additional taxes, additions to tax or other amounts imposed with respect to the foregoing;

“Transfer Agent” means Valiant Trust Company, in its capacity as transfer agent and registrar of the Company at its principal office in the City of Vancouver, British Columbia;

“TSX-V” means the TSX Venture Exchange;

“Unit” has the meaning given to that term in the first paragraph of this Agreement;

“Unit Shares” has the meaning given to that term in the first paragraph of this Agreement;

“United States” and “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Accredited Investor” means “accredited investor” as defined in Rule 501(a) of Regulation D;

“U.S. Affiliates” means NBF Securities (USA) Corp. and Canaccord Genuity Inc.;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a U.S. person as that term is defined in Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Indenture” means the warrant indenture to be dated as of the Closing Date between the Company and Valiant Trust Company, as warrant agent, with respect to the Warrants;

“Warrant” has the meaning given to that term in the first paragraph of this Agreement; and

“Warrant Share” has the meaning given to that term in the first paragraph of this Agreement.

TERMS AND CONDITIONS

1.	(a)

Sale on Exempt Basis. The Agents shall offer for sale and sell the Units pursuant to the Offering in the Selling Jurisdictions on a private placement basis in compliance with Applicable Securities Laws such that the offer and sale of the Units does not obligate the Company to file a prospectus, a registration statement or other offering document or deliver an offering memorandum or other offering document under Applicable Securities Laws. The Company acknowledges that it is obligated to register the Unit Shares, the Warrant Shares and the Broker Shares for resale under the U.S. Securities Act pursuant to Section 2(a)(i) of this Agreement and the Registration Rights Agreement.

(b)

Filings. The Company agrees to comply with Applicable Securities Laws on a timely basis in connection with the Offering and undertakes to file, or cause to be filed, within the periods stipulated under Applicable Securities Laws, all forms or undertakings required to be filed by the Company in connection with the issue and sale of the Units so that the distribution of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in Canada or the United States, and the Agents undertake to use their commercially reasonable best efforts to cause Purchasers to complete any forms required by Applicable Securities Laws. All fees payable in connection with such filings shall be at the expense of the Company.

(c)

No Offering Memorandum. Neither the Company nor the Agents shall (i) provide to prospective purchasers of the Units any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Applicable Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including but not limited to, causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2.	(a)

Covenants. The Company hereby covenants to the Agents and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants in connection with the purchase of the Units, that the Company (including its successors and assigns if applicable) will:

(i)

use best commercially reasonable efforts to file and have declared effective a Registration Statement within four months after the Closing Date and thereafter to keep the Registration Statement effective in accordance with the terms and conditions of the Registration Rights Agreement, such that, when the Registration Statement is effective and available for use, the Purchasers will be permitted to resell without further restriction under the U.S. Securities Act the Unit Shares and Warrant Shares acquired by the Purchasers in the Offering;

(ii)

use its best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Applicable Securities Laws in each of the Provinces of British Columbia and Alberta until the date that is 30 months following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX-V;

		(iii)	allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may reasonably require to be conducted prior to the Closing Date;

(iv)

duly execute and deliver this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

		(v)	fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 7;

(vi)

ensure that the Unit Shares, upon issuance shall be duly issued as fully paid and non-assessable Common Shares, and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(vii)

ensure that the Warrants, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Warrant Indenture;

(viii)

ensure that at all times prior to the Expiry Date sufficient Warrant Shares are reserved for issuance upon the due and proper exercise of the Warrants and the Warrant Shares, upon issuance in accordance with the terms of the Warrant Indenture, shall be duly issued as fully paid and non-assessable Common Shares and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Warrant Indenture;

(ix)

ensure that the Broker Warrants shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Broker Warrant Certificates, as applicable;

(x)

ensure that at all times prior to the Expiry Date, sufficient Broker Shares are reserved for issuance upon due and proper exercise of the Broker Warrants, and the Broker Shares, upon issuance in accordance with the terms of the Broker Warrant Certificates, as applicable, shall be duly issued as fully paid and non-assessable Common Shares and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Broker Warrant Certificates;

(xi)

use its best efforts to ensure that the necessary regulatory consents from the TSX-V in respect of the Offering are obtained and that the Unit Shares, Warrant Shares, and Broker Shares are conditionally approved for listing and trading on the TSX-V on or prior to the Closing Date and remain listed for trading on the TSX-V for a period of two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Common Shares ceasing to be listed so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada, or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX-V;

(xii)

execute and file with the Securities Regulators and the TSX-V all forms, notices and certificates required to be filed by the Company pursuant to Applicable Securities Laws and the policies of the TSX- V in the time required by Applicable Securities Laws and the policies of the TSX-V, including, for greater certainty, Form 45- 106F1 of NI 45-106 and any other forms, notices and certificates set forth in the opinions delivered to the Agents pursuant to the closing conditions set forth in Section 7 hereof, as are required to be filed by the Company; and

(xiii)	use the net proceeds of the Offering to expand sales and marketing efforts, for working capital and for general corporate purposes.

(b)

The Agents hereby covenant and agree to conduct all activities in connection with the Offering in compliance with Applicable Securities Laws and all other laws applicable to the Agents and obtain from each Purchaser a completed and executed Subscription Agreement and Registration Rights Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by applicable securities regulatory authorities) in a form acceptable to the Company, its counsel and the Agents.

3.	(a)

Material Changes During Distribution. During the period from the date hereof to the Closing Date, the Company shall promptly notify the Agents (and, if requested by the Agents, confirm such notification in writing) of any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened, financial or otherwise) or any event or development involving a prospective material change or a change in a material fact or any other material change in the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company and the Subsidiaries, taken as a whole, which would constitute a material change to, or a change in a material fact concerning the Company and the Subsidiaries, taken as a whole, or any other change which is of such a nature.

During the period from the date hereof to the Closing Date, the Company shall promptly, and in any event, within any applicable time limitation, comply with all applicable filings and other requirements under Applicable Securities Laws as a result of such change. During such period, the Company shall in good faith discuss with the Agents any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing needs be given to the Agents pursuant to this Section 3.

(b)

Press Releases. The Company agrees that it shall obtain prior approval of the Agents as to the content and form of any press release to be issued in respect of the Offering, such approval not to be unreasonably withheld. In addition, if required by the Applicable Securities Laws, any press release announcing or otherwise referring to the Offering shall include an appropriate notation on each page as follows: “Not for distribution to U.S. news wire services, or dissemination in the United States.”

4.	(a)

Representations and Warranties of the Company. The Company represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in purchasing the Units, that:

		(i)	each of the Company and the Material Subsidiaries:

(A)

is a company or corporation existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to own and operate its assets and conduct its business as currently owned and conducted, except (other than with respect to the organization and existence) as would not, individually or in the aggregate, reasonably be expected to have an effect that would be Materially Adverse;

(B)

is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable law) in each jurisdiction in which the nature of its business or the ownership or leasing of its property and assets makes such qualification or licensing necessary, except for failures to be duly qualified or licensed that would not, individually or in the aggregate, reasonably be expected to have an effect that would be Materially Adverse;

			(C)	has made available for review by the Agent complete and correct copies of its constating documents, together with amendments (if any) up to the date of this Agreement; and

			(D)	is not in violation of any provision of its constating documents;

		(ii)	the Material Subsidiaries are the only subsidiaries that are material to the Company;

(iii)

all of the outstanding shares in the capital of the Subsidiaries have been validly issued and are fully paid and non-assessable and are directly or indirectly owned by the Company free and clear of all Liens and no person has any option or right to acquire any of them;

		(iv)	except for the shares of the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person;

(v)

the authorized capital of the Company consists of 83,076,900 shares of common stock and 100,000,000 shares of preferred stock, of which, as of the close of business on June 13, 2011, 33,439,906 shares of common stock and 1 share of preferred stock were outstanding as fully paid and non-assessable;

(vi)	as at the date hereof, the number of Options of the Company and the terms thereof are set forth in Schedule “A” attached hereto;

(vii)

except as set forth in Schedule “A”, the Company has no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders are entitled to vote;

(viii)

except as referred to in Schedule “A” hereto, no person now has any agreement or option or right or privilege (whether at law, pre- emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(ix)

the Company has the requisite corporate power and capacity to enter into and perform its obligations under this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates, and to carry out the transactions contemplated hereby, including to issue and/or sell the Unit Shares, the Warrants, the Warrant Shares and the Broker Securities;

(x)

the Company has taken all necessary corporate action to authorize the entering into of, and performance by it under, this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates, and such documents have been duly authorized, executed and delivered by the Company;

(xi)	the Company has taken all necessary corporate action to authorize the issuance and sale of the Unit Shares, the Warrants, the Warrant Shares and the Broker Securities;

(xii)

the Unit Shares to be issued and sold as hereinbefore described have been, or prior to the Closing Time will be, validly authorized for issuance and when certificates representing the Unit Shares have been countersigned by the Transfer Agent, issued, delivered and paid for, the Unit Shares will be validly issued and fully paid and non-assessable;

(xiii)

the Warrants and Broker Warrants to be issued as hereinbefore described have been, or prior to the Closing Time will be, validly authorized for issuance and when the Warrant Indenture, Warrants and Broker Warrant Certificates have been executed, issued and delivered by the Company, the Warrants and the Broker Warrants will be validly issued;

(xiv)

the Warrant Shares and the Broker Shares to be issued and sold upon exercise of the Warrants and the Broker Warrants, respectively, have been, or prior to the Closing Time will be, duly and validly authorized and reserved for issuance and, upon exercise of the Warrant and the Broker Warrants, in accordance with their respective terms and when certificates representing the Warrant Shares and the Broker Shares have been countersigned by the Transfer Agent, issued, delivered and paid for, the Warrant Shares and Broker Shares will be validly issued as fully paid and non-assessable Common Shares;

(xv)

this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates, when executed and delivered by the Company and the other parties thereto, will constitute legal, valid and binding obligations of, and will be enforceable against, the Company, in accordance with their respective terms (subject to bankruptcy, insolvency, liquidation, reorganization, moratorium or other Laws affecting the rights of creditors generally, general equitable principles including the availability of equitable remedies and subject to such other standard assumptions and qualifications including the qualification that no opinion need be expressed as to rights to indemnity, contribution and waiver and the ability to sever unenforceable terms);

(xvi)

the authorization, execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates, do not, as of the Closing Date, conflict with, or result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the provisions of:

	(A)	the constating documents of the Company;

	(B)	any resolution of the directors or the shareholders of the Company;

	(C)	any Contracts of the Company or the Subsidiaries; or

	(D)	any Law applicable to the Company, the Subsidiaries or their respective property and assets,

except for breaches and defaults that would not, individually or in the aggregate, reasonably be expected to have an effect that would be Materially Adverse;

(xvii)	all necessary regulatory consents for the Offering have been obtained by the Company;

(xviii)

to the knowledge of the Company, all filings and fees required to be made and paid by the Company pursuant to Applicable Securities Laws and general corporate law have been made and paid in accordance with such Laws, except for failures to file or to pay that would not reasonably be expected to have an effect that would be Materially Adverse;

(xix)	Schedule “B” includes complete and accurate particulars of all registrations and applications for registration of patents, owned by or licensed to the Company and the Material Subsidiaries;

(xx)

all of the Company’s and the Material Subsidiaries’ owned Intellectual Property which has been registered or applied for has been properly maintained and renewed in accordance with all applicable Laws and the Company’s business objectives; the Company or the Material Subsidiaries own and possess all right, title and interest in and to, or has a valid and enforceable license to use all Intellectual Property used by the Company or the Subsidiaries in, and necessary for, the conduct of the Company’s or the Material Subsidiaries’ business as now conducted and proposed to be conducted free and clear of all encumbrances, except where such failure to own or possess the valid right to use such Intellectual Property would not, individually or in the aggregate be Materially Adverse. There is no material unauthorized use, disclosure, infringement or misappropriation by third parties of any of the Company’s or the Material Subsidiaries’ Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened, against the Company or the Material Subsidiaries (i) challenging the Company’s or the Material Subsidiaries’ right in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or the Material Subsidiaries, or (iii) alleging that the operation of the Company’s or the Material Subsidiaries’ business as now conducted infringes or otherwise violates any Intellectual Property right, or other proprietary right(s) of a third party and which infringement, invalidity, inadequacy or violation would, individually or in the aggregate, be Materially Adverse, and the Company is unaware of any facts which would form a valid basis for any such claim. Neither the Company nor any of the Material Subsidiaries have brought or threatened any action, suit or proceeding for unauthorized use, disclosure, infringement or misappropriation of such Intellectual Property or breach of any license or agreement involving such Intellectual Property against any third party, which in either case, would, individually or in the aggregate, be Materially Adverse;

(xxi)	the Company’s products being used by third parties carry appropriate copyright notices indicating copyright ownership by the Company or one of the Subsidiaries;

(xxii)

the Company has entered into agreements: (i) that protect the Company’s confidential information (including Intellectual Property) where the Company is engaged in discussions with third parties pursuant to which material, sensitive Company information may be disclosed; and (ii) that require assignment to the Company of all Intellectual Property developed as a result of work being performed by a third party on behalf of the Company in the instances where the Company has engaged a third party with respect to the creation of software or other material services relating to Company products or other important Company materials;

(xxiii)	all of the Company’s present and past employees have signed an agreement transferring all intellectual property rights created during the course of their employment to the Company;

(xxiv)

to the knowledge of the Company, the Company and the Material Subsidiaries are and have been in material compliance with all applicable Environmental Laws, except for instances of non- compliance that would not, individually or in the aggregate, reasonably be expected to be Materially Adverse;

(xxv)

the Company has not received inquiry from or notice of a pending investigation from any Government Agency or of any administrative or judicial proceeding concerning the violation of any applicable Laws or any Environmental Liabilities;

(xxvi)	neither the Company nor the Subsidiaries is aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will be Materially Adverse;

(xxvii)

the currently issued and outstanding Common Shares are listed and posted for trading on the TSX-V and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Units or the issuance of the Broker Warrants or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose has been threatened or, to the best knowledge of the Company, are pending;

(xxviii)

neither the Company nor the Subsidiaries has taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on or from the TSX-V and the Company is currently in compliance with the rules and regulations of the TSX-V;

(xxix)

the audited consolidated financial statements of the Company for the fiscal year ended April 30, 2010 and the unaudited interim financial statements for the nine-month period ended January 31, 2011 (the “Financial Statements”), contain no misrepresentations, present fairly, in all material respects, the financial condition of the Company, on a consolidated basis, for the periods then ended and have been prepared in accordance with GAAP;

(xxx)	since January 31, 2011, except as disclosed in the Public Disclosure Documents:

(A)

there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries on a consolidated basis;

	(B)	there has not been any material change in the capital stock or long-term debt of the Company and the Subsidiaries on a consolidated basis; and

	(C)	the Company and the Subsidiaries have carried on their businesses in the ordinary course;

(xxxi)

there are no material off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Company or the Subsidiaries or other persons that could reasonably be expected to be Materially Adverse;

(xxxii)

the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxxiii)

there are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or the Subsidiaries) threatened against or affecting or to the best knowledge of the Company pending against the Company or the Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

(xxxiv)

the Company is, and will at the Closing Time be, a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Securities Regulators in the Provinces of British Columbia and Alberta and in particular, without limiting the foregoing, the Company has at all times complied with its obligations to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company or the Subsidiaries which has occurred and with respect to which the requisite news release has not been disseminated or material change report has not been filed with the Securities Regulators in the Provinces of British Columbia and Alberta;

(xxxv)

all filings and fees required to be made and paid by the Company pursuant to Applicable Securities Laws and general corporate law have been made and paid and the information and statements set forth in the Public Disclosure Documents were accurate in all material respects and did not contain any misrepresentation as of the date of such information or statement, and the Company has not filed any confidential material change report with any of the Securities Regulators that is still maintained on a confidential basis;

(xxxvi)

the auditors of the Company are independent public accountants as required by Applicable Securities Laws and are a registered public accounting firm with the Public Company Accounting Oversight Board (United States);

(xxxvii)	there has not been any “reportable event” (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with respect to the present or any former auditor of the Company;

(xxxviii)

there is not, in the constating documents, by-laws or in any Debt Instrument, material Contract, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of the Common Shares;

(xxxix)

neither the Company nor the Subsidiaries is party to or bound or affected by any commitment, Contract or document containing any covenant which expressly limits the freedom of the Company or the Subsidiaries to compete in any line of business, transfer or move any of their assets or operations or which would be Materially Adverse;

(xl)

other than the Company, there is no person that is or will be entitled to the proceeds of the Offering under the terms of any Debt Instrument, material Contract, or other instrument or document (written or unwritten);

(xli)

neither the Company nor the Subsidiaries is party to any agreement, nor is the Company aware of any Contract, which in any manner affects the voting control of any of the securities of the Company or the Subsidiaries;

(xlii)

all Taxes due and payable by the Company and the Subsidiaries have been paid. All Tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been filed with all appropriate Government Agencies and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the best of the knowledge of the Company, no examination of any Tax return of the Company or the Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Government Agencies respecting any taxes that have been paid, or may be payable, by the Company or the Subsidiaries;

(xliii)

neither the Company nor the Subsidiaries, nor to the best of the Company’s knowledge, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by the Company or the Subsidiaries or such other person under any Debt Instrument or material Contract and all such Contracts are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company or the Subsidiaries or, to the best of the Company’s knowledge, any other party;

(xliv)	the Transfer Agent at its principal office in the City of Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in respect of the Common Shares;

(xlv)

none of the directors, officers or employees of the Company, any known holder of more than ten per cent of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (Ontario)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction with the Company which, as the case may be, materially affected, is material to or will materially affect the Company and the Subsidiaries on a consolidated basis;

(xlvi)

other than the Agents (or any members of its selling group) pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering or transactions contemplated herein;

(xlvii)

neither the Company nor the Subsidiaries is a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with the Company;

(xlviii)

the assets of the Company and the Subsidiaries and their businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor the Subsidiaries has failed to promptly give any notice or present any material claim thereunder;

(xlix)

with respect to each of the Leased Premises, the Company or the Subsidiaries occupy the Leased Premises and have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or the Subsidiaries occupy the Leased Premises is in good standing and in full force and effect;

(l)	to the knowledge of the Company, other than the transactions contemplated herein, the Company has conducted its business in the ordinary course since March 31, 2011 and:

(A)

there has not been any event, change, effect or development (including any decision to implement such a change made by the board of directors of the Company, in respect of which senior management believes that confirmation of the board of directors is probable), which, individually or in the aggregate, is Materially Adverse;

	(B)	there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Common Shares; and

(C)

no liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) that is Materially Adverse has been incurred other than in the ordinary course of business consistent with past practice;

(li)

to the knowledge of the Company, the Company has not failed to disclose to the Agent or otherwise any information known to the Company regarding any event or circumstance or any action taken or failed to be taken that is Materially Adverse and within the control of the Company;

(lii)

to the knowledge of the Company, except for any conflicts, defaults or violations that are not, individually or in the aggregate (taking into account the impact of any cross-defaults), Materially Adverse, each of the Company and the Subsidiaries has complied with, and is not in conflict with, or in default (including cross defaults) under or in violation of:

	(A)	its constating documents;

	(B)	any Law or Permit applicable to it, its business or operations or by which any of its property and assets is bound or affected; or

	(C)	any Contract to which it or its business or operations, or by which any of its property and assets, is bound or affected;

(liii)	as of the date hereof, no holder of outstanding securities of the Company is entitled to any pre-emptive or any similar rights to subscribe for securities of the Company;

(liv)	the Company has no knowledge of any pending change to any applicable Law that could reasonably be expected to have an effect that would be Materially Adverse;

(lv)

neither the Company nor the Subsidiaries had or has any collective bargaining agreements with respect to its Employees. There is no labour strike, dispute or stoppage pending or, to the knowledge of the Company after due inquiry, threatened against the Company or the Subsidiaries, and neither the Company nor the Subsidiaries has experienced any labour strike, dispute, slowdown or stoppage or other labour difficulty involving its Employees;

(lvi)

neither the Company nor the Subsidiaries are subject to any litigation (actual or, to the knowledge of the Company, threatened) relating to employment or termination of employment of its Employees, other than those claims or litigation that are not, individually or in the aggregate, Materially Adverse;

(lvii)

there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries that, individually or in the aggregate has, or that could reasonably be expected to have, an effect that is Materially Adverse or that could delay or prevent the Offering, and there is no judgment, decree, injunction, rule or order of any Government Agency or arbitrator outstanding against the Company or the Subsidiaries that is Materially Adverse or that could prevent or delay the Offering;

(lviii)

the Company and the Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including employment and labour standards, occupational health and safety, employment equity, pay equity, workers’ compensation, human rights and labour relations and there are no current, pending or, to the knowledge of the Company or the Subsidiaries, threatened proceedings before any Government Agency with respect thereto, other than those breaches or proceedings that are not, individually or in the aggregate, Materially Adverse;

(lix)

the corporate minute books of the Company and the Subsidiaries contain minutes of all meetings and resolutions of the directors and shareholders held, and full access thereto has been provided to the Agents and their respective counsel;

(lx)

other than employment agreements or other agreements pursuant to which employees may receive compensation between the Company and its employees, and other than as disclosed in the Financial Statements, there are no Contracts or other transactions currently in place between the Company or the Subsidiaries and (i) any officer or director of the Company or the Subsidiaries; (ii) any holder of the Company’s Common Shares or other securities of the Company; or (iii) any associate of the foregoing; and

(lxi)

to the knowledge of the Company, no payments or inducements were made or given, directly or indirectly, to any officials (foreign or domestic) by the Company or the Subsidiaries, or by any of their officers, directors, employees or agents, or any associates of any of the foregoing, in connection with any opportunity, agreement, licence, permit, certificate, consent, order, approval, waiver or other authorization related to the business of the Company or the Subsidiaries, except for such payments or inducements that were lawful under the laws, rules and regulations of the country in which they were made. Neither the Company nor any of the Subsidiaries has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, or made any other unlawful payment.

(b)

Representations and Warranties of the Agents. Each of the Agents hereby severally represent and warrant to the Company and acknowledge that the Company is relying upon such representations and warranties, that:

	(i)	the Agents will conduct all activities in connection with the Offering in compliance with Applicable Securities Laws and the provisions of this Agreement;

(ii)

the Agents and their Affiliates and representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by any general solicitation or general advertising;

(iii)

the Agents have not and will not solicit offers to purchase or sell the Units so as to require the filing of a prospectus, registration statement or offering memorandum with respect thereto or the provision of a contractual right of action under the laws of any jurisdiction;

(iv)

each of the Agents (or an affiliate thereof) is duly registered pursuant to the provisions of Applicable Securities Laws and registered or licensed as an investment dealer in those jurisdictions in which it is required to be so registered or licensed in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, the Agents will act only through members of a selling group who are so registered or licensed;

(v)

each of the Agents are an “accredited investor” within the meaning of National Instrument 45-106 by virtue of being registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

(vi)

the Agents will only offer, sell or otherwise transfer the Broker Shares pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an exemption from the registration requirements imposed by the U.S. Securities Act and in compliance with applicable state securities laws (and, in each case where there is no effective registration statement, only if an opinion of counsel of recognized standing reasonably satisfactory to the Corporation has been provided to the Corporation to that effect, if applicable);

(vii)	the Agents are not persons in the United States or U.S. Persons and are not acquiring the Broker Securities for the account or benefit of any person in the United States or any U.S. Person;

(viii)	the Agents did not receive an offer to acquire the Broker Securities in the United States;

(ix)	at the time of the execution of this Agreement, the Agents were outside the United States and this Agreement was not executed or delivered in the United States;

(x)

neither of the Agents has acquired the Broker Securities as a result of, and will not itself engage in, any Directed Selling Efforts in the United States in respect of any of the Broker Securities, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Broker Securities; provided, however, that the Agents may sell or otherwise dispose of any of the Broker Shares pursuant to registration of any of the Broker Shares pursuant to the U.S. Securities Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(xi)

the Agents understand and agree that offers and sales of any of the Broker Securities prior to the Distribution Compliance Period shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U. S. Securities Act or pursuant to an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U. S. Securities Act or an exemption therefrom and in each case only in accordance with Applicable Securities Laws and in the case of an offer or sale pursuant to an exemption from the registration provisions of the U.S. Securities Act, the Corporation may require, as a condition of granting its consent, a legal opinion of a firm reasonably acceptable to the Corporation confirming that the sale is not subject to the registration requirements of the U.S. Securities Act;

(xii)

the Agents understand and agree not to engage in any hedging transactions involving any of the Broker Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with Applicable Securities Laws; and

(xiii)

except as otherwise permitted by Regulation S, the Agents agree that they will not, during the Distribution Compliance Period, act as a distributor (as such term is defined in Regulation S), either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Broker Securities other than to or for the account or benefit of a non-U.S. Person.

Notwithstanding the foregoing provisions of this Section 4(b), an Agent will not be liable to the Company under this Section 4(b) with respect to a default under this Section 4(b) by another Agent. No Agent will be liable for any act or omission of any other Agent.

5.	Compliance with U.S. Securities Laws.

	(a)	Representations, Warranties and Covenants of the Company Regarding Compliance with U.S. Securities Laws. The Company represents, warrants, covenants and agrees that:

(i)	the Company’s class of Common Shares is, and at the Closing Time will be, registered under Section 12(g) of the U.S. Exchange Act;

(ii)

the Company will use its best efforts to maintain the registration of its class of Common Shares pursuant to Section 12(g) of the U.S. Exchange Act until the date that is 30 months following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the class of Common Shares ceasing to be under Section 12(g) of the U.S. Exchange Act so long as the holders of Common Shares receive securities of an entity that is listed on a stock exchange or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX-V;

(iii)	the Company is, and at the Closing Time will be, current in all of its filing and disclosure obligations under Section 13(a) and Section 15(d) of the U.S. Exchange Act;

(iv)

the Company is not, and as a result of the sale of the Units will not become, an “investment company” registered or required to be registered under the United States Investment Company Act of 1940, as amended;

(v)

neither the Company nor any of its affiliates, nor any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States with respect to the Units, the Unit Shares, the Warrants or the Warrant Shares;

(vi)	neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has taken or will take any action in violation of Regulation M;

(vii)

neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has taken or will take any action that would cause the exemption from registration under Rule 506 of Regulation D or the exclusion from registration under Rule 903 of Regulation S to be unavailable for offers and sales of the Units pursuant to this Agreement;

(viii)

neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, any of the Units in the United States or to or for the account or benefit of a U.S. Person or person in the United States by means of any form of general solicitation or general advertising (as those terms are defined in Rule 502(c) of Regulation D), which includes any advertisement, article, notice, or other communication published in any newspaper, magazine, electronic medium or similar media or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(ix)

the Company has not, during the period beginning six months prior to the commencement of the Offering, sold, offered for sale or solicited any offer to buy any of its securities and will not, during the period ending six months following completion of the Offering, sell, offer for sale or solicit any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units and would cause the exemption from registration under Rule 506 of Regulation D or the exclusion from registration under Rule 903 of Regulation S to become unavailable with respect to the offer and sale of the Units;

(x)

neither the Company nor any of its predecessors has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining them for failure to comply with Rule 503 of Regulation D;

(xi)

within 15 days after the first sale of Units in the United States, the Company will prepare and file with the SEC a notice on Form D under Regulation D and will also prepare and file within prescribed time periods any notices required to be filed under applicable state securities laws; and

(xii)

except with respect to offers or sales of Units to U.S. Accredited Investors introduced to the Company by the Agents and the U.S. Affiliates pursuant to Section 5(c) in reliance upon the exemption from registration provided by Rule 506 of Regulation D, all offers and sales of the Units have been made in accordance with Rule 903 of Regulation S, and accordingly neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on any of their behalf, in respect of which no representation, warranty, covenant or agreement is made) has made or will make:

(A)	any offer to sell, or any solicitation of an offer to buy, any Units to or for the benefit or account of a U.S. Person or a person in the United States;

(B)

any sale of Units unless the offer is not made to or for the account or benefit of a U.S. Person or a person in the United States and, at the time the buy order is originated, the Purchaser (i) is not, or the Company, its affiliates, and any person acting on its or their behalf reasonably believe that the Purchaser is not, a U.S. Person and is not purchasing the Units for the account or benefit of a U.S. Person, and (ii) is outside the United States, or the Company, its affiliates, and any person acting on its or their behalf reasonably believe that the Purchaser is outside the United States; or

(C)	any Directed Selling Efforts in the United States with respect to any of the Units.

(b)

Undertakings of the Agents to Comply with Regulation S. Except as otherwise provided in Section 5(c), the Agents agree with the Company that they and the U.S. Affiliates will offer and sell the Units only in accordance with Rule 903 of Regulation S, and accordingly, except as permitted by Section 5(c), the Agents, the U.S. Affiliates, their respective affiliates, and any person acting on any of their behalf:

	(i)	have not made and will not make any offer to sell, or any solicitation of an offer to buy, Units to or for the account or benefit of any U.S. Person or any person in the United States;

	(ii)	have not made and will not make any sale of Units unless, at the time the buy order is originated, the Purchaser:

(A)

is not, or the Agents, the U.S. Affiliates, their respective affiliates and any person acting on any of their behalf reasonably believe that the Purchaser is not a U.S. Person and is not purchasing for the account or benefit of a U.S. Person or a person in the United States; and

(B)

is outside the United States, or the Agents, the U.S. Affiliates, their respective affiliates and any person acting on any of their behalf reasonably believe that the Purchaser is outside the United States;

(iii)

have not made and will not make any Directed Selling Efforts in the United States with respect to the Units, the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants or the Broker Shares;

(iv)

will make any offers and sales of the Units, the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares prior to the expiration of the Applicable Distribution Compliance Period only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from the registration requirements of the U.S. Securities Act;

(v)

will not engage in hedging transactions with regard to equity securities of the Company prior to the expiration of the Applicable Distribution Compliance Period unless in compliance with the U.S. Securities Act; and

(vi)

will not sell Units, Unit Shares, Warrants, Warrant Shares, Broker Warrants or Broker Shares to a Distributor, a dealer (as defined in Section 2(a)(12) of the U.S. Securities Act), or a person receiving a selling concession, fee or other remuneration, prior to the expiration of the Applicable Distribution Compliance Period, without sending a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a Distributor.

(c)

Offering by the Agents in the United States. The Agents acknowledge that the Units, the Unit Shares, the Warrants and the Warrant Shares have not been registered under the U.S. Securities Act or any state securities laws and may be offered or sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, the Agents, on their own behalf and on behalf of the U.S. Affiliates, represent, warrant and covenant to and with the Company that, with respect to each offer or sale of Units in the United States or to or for the account or benefit of a U.S. Person or person in the United States, it has offered and sold, and will offer and sell, Units only in the following manner:

(i)

the Agents will offer and sell the Units in the United States or to or for the account or benefit of U.S. Persons or persons in the United States only through the U.S. Affiliates, each of which is registered pursuant to Section 15(b) of the U.S. Exchange Act and a member of and in good standing with the Financial Industry Regulatory Authority, Inc., and the Agents will offer and sell the Units through the U.S. Affiliates only in those states of the United States where the U.S. Affiliates are registered or otherwise exempt from registration;

(ii)

no offers or sales of Units in the United States or to or for the account or benefit of U.S. Persons have been or will be made by any form of general solicitation or general advertising (as those terms are defined in Rule 502(c) of Regulation D), including any advertisement, article, notice or other communication published in any newspaper, magazine, electronic display or similar media or broadcast over radio, television or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

(iii)

any offer, sale or solicitation of an offer to buy Units that has been made or will be made in the United States or to or for the account or benefit of U.S. Persons or persons in the United States was or will be made only to U.S. Accredited Investors in compliance with Rule 506 of Regulation D and in transactions that are exempt from registration under applicable state securities laws;

(iv)

all offers and sales of the Units in the United States and to or for the account or benefit of U.S. Persons or persons in the United States shall be made through the U.S. Affiliates in compliance with all applicable United States federal and state broker-dealer requirements;

(v)	the Agents shall require the U.S. Affiliates to agree to comply with the same provisions of this Section 5(c) as apply to the Agents;

(vi)

all offers and sales of Units in the United States or to or for the account or benefit of U.S. Persons or persons in the United States will be made only in compliance with Rule 506 of Regulation D to U.S. Accredited Investors who will purchase the Units directly from the Company;

(vii)

immediately prior to soliciting any offeree that is in the United States or is a U.S. Person or is purchasing for the account or benefit of a U.S. Person or person in the United States, the Agents, the U.S. Affiliates, any of their respective affiliates and any person acting on any of their behalf, had reasonable grounds to believe and did believe that each such offeree was a U.S. Accredited Investor, and at the time of completion of each sale to or for the account or benefit of a U.S. Person or person in the United States, the Agents, the U.S. Affiliates, their respective affiliates and any person acting on any of their behalf will have reasonable grounds to believe, and will believe, that each Purchaser designated by the U. S. Affiliates to purchase Units from the Company is a U.S. Accredited Investor;

(viii)

at the Closing, the Agents, together with the U.S. Affiliates, will provide a certificate, substantially in the form of Appendix “A”, relating to the manner of the offer and sale of the Units in the United States and to or for the account or benefit of U.S. Persons or persons in the United States, or be deemed to represent and warrant that they did not offer or sell any Units in the United States or to or for the account or benefit of U.S. Persons or persons in the United States or arrange for any Purchasers that are in the United States or are, or are purchasing Units for the account or benefit of, U. S. Persons or persons in the United States;

(ix)

neither the Agents, the U.S. Affiliates, their respective affiliates nor any person acting on any of their behalf has taken or will take, directly or indirectly, any action in violation of Regulation M in connection with the offer and sale of the Units;

(x)

prior to completion of any sale of Units to a person in the United States or to or for the account or benefit of a U.S. Person or person in the United States, the Agents and the U.S. Affiliates shall cause each such Purchaser of Units to execute a Subscription Agreement in the form agreed upon by the Agents and the Company; and

(xi)	the representations, warranties and covenants of the Agents contained in this Section 5(c) shall be true and correct as of the Closing, with the same force and effect as if then made by the Agents.

6.

Closing Deliveries. The purchase and sale of the Units shall be completed at the Closing Time at the offices of Clark Wilson LLP, in Vancouver, British Columbia and Cassels Brock & Blackwell LLP, in Toronto, Ontario or at such other place as the Agents and the Company may agree upon in writing. At the Closing Time, the Company shall duly and validly deliver to the Agents: (a) certificates in definitive form representing the Unit Shares and Warrants registered as directed by the Agents, against payment to the Company of the Aggregate Subscription Price therefor, in lawful money of Canada by certified cheque or bank draft payable at par in the City of Vancouver, or by wire transfer; and (b) the Broker Warrant Certificates. The Agents and the Company may discharge their payment obligations under this section by delivery of certified cheques or bank drafts from the Agents to the Company, or by electronic money transfer equal to the Aggregate Subscription Price for the Units issued under the Offering, less (i) the Commission; and (ii) the reasonable out-of-pocket costs and expenses of the Agents (including the fees, disbursements and applicable taxes of counsel to the Agents) as set out in Section 9 herein.

7.

Closing Conditions. The Agents’ obligations hereunder and each Purchaser’s obligation to purchase the Units shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)

the Agents shall have received a certificate, dated as of the Closing Date, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers of the Company as the Agents may agree, certifying for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

	(ii)	the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)

the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement;

(b)

the Agents shall have received at the Closing Time certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Agents and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company’s board of directors relating to this Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers in the form of a certificate of incumbency and such other matters as the Agents may reasonably request;

(c)	the Agents shall have received certificates of status or similar certificate with respect to the jurisdiction in which the Company and the Material Subsidiaries are incorporated;

(d)	the Company shall cause the Transfer Agent to deliver a certificate as to the issued and outstanding Common Shares as at the close of business on the day prior to the Closing Date;

(e)

the Agents shall have received favourable legal opinions addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents’ counsel acting reasonably, dated the Closing Date, from Clark Wilson LLP, counsel to the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

(i)

as to the existence of the Company under the laws of the State of Nevada and as to the corporate power and capacity of the Company under the laws of the State of Nevada to carry on its business as presently carried on and to own its properties and assets;

(ii)

as to the existence of the Material Subsidiaries under the laws of their governing jurisdiction and as to the corporate power and capacity of the Material Subsidiaries to carry on its business as presently carried on and to own its properties and assets;

	(iii)	as to the authorized and issued capital of the Company and Material Subsidiaries;

(iv)

as to the corporate power and authority of the Company to carry out its obligations under this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture, the Broker Warrant Certificates and to issue the Unit Shares, the Warrants, the Warrant Shares and the Broker Securities;

(v)

neither the execution and delivery of this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates nor the performance by the Company of its obligations hereunder and thereunder, nor the sale or issuance of the Unit Shares, the Warrants, the Warrant Shares and the Broker Securities will conflict with any applicable law or result in any breach of the constating documents or by-laws of the Company;

(vi)

each of this Agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Indenture and the Broker Warrant Certificates have been duly authorized, executed and delivered by the Company and, the Broker Warrant Certificates when issued will, constitute a valid and legally binding obligation of the Company enforceable against it in accordance with their respective terms, subject to typical qualifications;

(vii)	the Unit Shares have been issued as fully paid and non-assessable shares in the capital of the Company;

(viii)

the Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance to the holders thereof and, upon the due exercise of the Warrants in accordance with the provisions of the Warrant Certificate, the Warrant Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company;

(ix)

the Broker Warrants have been duly and validly created and issued and the Broker Shares have been reserved and authorized and allotted for issuance to the Agents and, upon the due exercise of the Broker Warrants in accordance with the provisions of the Broker Warrant Certificates, the Broker Shares will be validly issued as fully paid and non-assessable shares in the capital of the Company;

(x)

the issuance and sale by the Company of the Unit Shares and Warrants to the Purchasers and the issuance of the Broker Warrants to the Agents in accordance with the terms of this Agreement are exempt from the prospectus and registration requirements of Applicable Securities Laws in the Selling Jurisdictions and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under Applicable Securities Laws to permit such issuance and sale; it being noted, however, that the Company is required to file or cause to be filed with the applicable Securities Regulators, a report on Form 45-106F1 prepared and executed pursuant to NI 45-106, together with the prescribed filing fee, within 10 days following the Closing Date and may be required to file a Form D pursuant to Regulation D and any state securities filings;

(xi)

the issuance of the Warrant Shares upon due exercise of the Warrants, and the issuance of the Broker Shares upon the due exercise of the Broker Warrants, will be exempt from the prospectus and registration requirements of Applicable Securities Laws in the Selling Jurisdictions (provided that each holder of Warrants or Broker Warrants is eligible to receive the Warrant Shares or Broker Shares pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws) and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under Applicable Securities Laws to permit such issuance and delivery;

(xii)

no other documents will be required to be filed, proceedings, taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws in connection with the first trade of the Unit Shares, the Warrants, the Warrant Shares or the Broker Securities by the holders thereof, as the case may be, provided that a period of four (4) months and one (1) day has lapsed from the date of distribution of the securities;

(xiii)

the offer and sale of the Units, the Unit Shares and the Warrants being exempt from registration under the U.S. Securities Act, and the issuance of the Warrant Shares upon exercise of the Warrants being exempt from registration under the U.S. Securities Act; and

(xiv)	such other matters as the Agents or its counsel may reasonably request;

(f)	the Registration Rights Agreement shall have been executed and delivered by the Company in form and substance satisfactory to the Agents and their counsel, acting reasonably;

(g)

the holders of the warrants set out in Schedule “C” shall have agreed in writing to exercise such warrants on or before July 30, 2011 and the convertible debentures set out in Schedule “C” shall have been converted, for the proceeds and the number of Common Shares as set out in Schedule “C”;

(h)

the Agents shall have received at the Closing Time, evidence that all requisite approvals, consents and acceptances of the appropriate regulatory authorities and the TSX-V required to be made or obtained by the Company in order to complete the Offering have been made or obtained;

(i)	the issuance (and listing, as applicable) of the Unit Shares, the Warrants, the Warrant Shares and the Broker Securities shall have been conditionally accepted by the TSX-V;

(j)	the Subscription Agreements shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and its counsel, acting reasonably; and

(k)

the Agents shall, in their sole discretion, and acting reasonably, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company.

8.	Rights of Termination

(a)

Due Diligence Out. In the event that the due diligence investigations performed by the Agents and/or their respective representatives reveal any material information or fact not generally known to the public which might, in the Agents’ sole opinion (or any one of them), acting reasonably, adversely affect the market price of the Common Shares, quality of the investment or marketability of the Offering, the Agents (or any of them) shall be entitled, at their sole option and in accordance with Section 8(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by notice to that effect given to the Company any time prior to the Closing Time.

(b)

Litigation. If any inquiry, action, suit, investigation or proceeding, whether formal or informal, (including matters of regulatory transgression or unlawful conduct and including any inquiry or investigation by any securities commission or the TSX-V) is commenced, announced or threatened in relation to the Company or any of the officers or directors of the Company or any of its principal securityholders, which, in the sole opinion of the Agents (or any one of them), materially adversely affects or may materially adversely affect the Company and/or its business, operations or affairs, the Agents (or any one of them) shall be entitled, at their sole option and in accordance with Section 8(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by notice to that effect given to the Company any time prior to the Closing Time.

(c)

Disaster Out. In the event that prior to the Closing Time, there should develop, occur or come into effect or existence any event, action, state or condition of any nature, including without limitation, terrorism, accident, a new or change in any governmental law or regulation, or other condition or major financial occurrence of national or international consequence, which, in the sole opinion of the Agents (or any one of them), acting reasonably, materially adversely affects, or may materially adversely affect, the financial markets generally or the business, affairs or operations of the Company, or the market price, value or marketability of the Common Shares, the Agents (or any one of them) shall be entitled at their sole option, in accordance with Section 8(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time.

(d)

Change in Material Fact. In the event that prior to the Closing Time, the Agents or the Agents’ representatives, through their due diligence investigations, or otherwise discover or there should occur a material change or a change in any material fact or a new or undisclosed material fact shall arise or be discovered, which, in the sole opinion of the Agents (or any one of them), acting reasonably, has or could be expected to have a material adverse change or material adverse effect on the business or affairs of the Company or on the market price, value or marketability of the Common Shares, the Agents (or any one of them) shall be entitled, at their sole option, in accordance with Section 8(h), to terminate its obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time.

(e)

Profitably Marketed. In the event that prior to the Closing Time, the state of the financial markets is such that, in the sole opinion of the Agents (or any one of them), the Units cannot be profitably marketed, the Agents (or any one of them) shall be entitled at their sole option, acting reasonably, in accordance with Section 8(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time.

(f)

Non-Compliance With Conditions. The Company agrees that all terms, conditions and covenants in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company that it will use its best efforts (or all reasonable efforts, as applicable) to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such material conditions or in the event that any representation or warranty given by the Company becomes false and is not rectified as at the Closing Time, shall entitle the Agents (or any one of them), at their sole option, acting reasonably, in accordance with Section 8(h), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by notice to that effect given to the Company at or prior to the Closing Time. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their respective rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing and signed by it.

(g)

Cease Trade Order. In the event that any order to cease trading in securities of the Company is made or threatened by a Securities Regulator, which, in the sole opinion of the Agents (or any one of them), acting reasonably, operates or could operate to prevent or restrict trading in or distribution of the Units in any of the Selling Jurisdictions, the Agents (or any one of them) shall be entitled, at their option, in accordance with Section 8(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time.

(h)

Exercise of Termination Rights. The rights of termination contained in Sections 8(a), (b), (c), (d), (e), (f) and (g) above may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination.

9.          Expenses

Whether or not the sale of the Units shall be completed, the Company will pay all reasonable expenses and fees and all applicable taxes in connection with the Offering, including, without limitation, all expenses of or incidental to the issue, sale or distribution of the Units, including roadshow and marketing expenses, all fees and expenses of its legal counsel, the reasonable fees (subject to a maximum of $100,000) and expenses of legal counsel to the Agents, the out-of-pocket expenses of the Agents (subject to a maximum of $25,000) and all costs incurred in connection with the preparation of documents relating to the Offering. All reasonable fees and expenses of the Offering (including all applicable taxes) payable under this Section 9 shall be payable by the Company on the Closing Date and may be deducted from the gross proceeds of the Offering.

10.        Survival of Representations and Warranties

All representations, warranties, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Agents or the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Agents and the Purchasers, as applicable for a period of 30 months following the Closing Date. The representations, warranties, covenants and agreements of the Agents herein contained and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Company with respect thereto, shall continue in full force and effect for the benefit of the Company for a period of 30 months following the Closing Date.

11.        Indemnity

(a)

The Company hereby agrees to indemnify and hold the Agents and/or their Affiliates and each of the directors, officers, employees and partners of the Agents and/or Affiliates (hereinafter collectively referred to as the “Personnel”) harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents and/or Affiliates and/or the Personnel or to which the Agents and/or Affiliates and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Company by the Agents and/or Affiliates and the Personnel hereunder or otherwise in connection with the matters referred to in this Agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)	the Agents and/or Affiliates or the Personnel have been grossly negligent or dishonest or have committed any fraudulent act in the course of such performance; and

(ii)	the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the gross negligence, dishonesty or fraud referred to in (i).

(b)

If for any reason (other than the occurrence of any events itemized in (i) and (ii) above) the foregoing indemnification is unavailable to the Agents and/or Affiliates and/or the Personnel or insufficient to hold them harmless, then the Company and the Agents shall contribute to the aggregate of such losses, claims, costs, damages, expenses or liabilities (except loss of profit or consequential damage) of the nature provided for above in such proportion as is appropriate to reflect not only the relative benefits received by the Company on one hand and the Agents and/or Affiliates and/or Personnel on the other, but also the relative fault of the Company and the Agents and/or Affiliates and/or Personnel as well as any equitable considerations. The Agents and/or Affiliates shall be responsible for that portion represented by the percentage that the portion of the Commission received bear to the gross proceeds realized by the sale of the Units and the Company shall be responsible for the balance, provided that, in no event, shall the Agents and/or Affiliates be responsible for any amount in excess of the amount of the Commission actually received by it. In the event that the Company may be entitled to contribution from the Agents and/or Affiliates under the provisions of any statute or law, the Company shall be limited to contribution in any amount not exceeding the lesser of the portion of the amount of losses, claims, costs, damages, expenses and liabilities giving rise to such contribution for which the Agents and/or Affiliates are responsible and the amount of the Commission actually received by the Agents and/or Affiliates.

(c)

Notwithstanding the foregoing, a party guilty of fraudulent representation shall not be entitled to contribution from the other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against the other party under this provision, notify such party from whom contribution may be sought. In no case shall such party, from whom contribution may be sought, be liable under this Agreement unless such notice has been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this provision. The right of contribution provided herein shall be in addition and not in derogation of any other right to contribution which the Agents may have by statute or otherwise by law.

(d)

The Company agrees that in case any legal proceeding shall be brought against the Company and/or the Agents and/or Affiliates and/or the Personnel by any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, or any such authority shall investigate the Company and/or the Agents and/or Affiliates and any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Company by the Agents and/or Affiliates under this Agreement, the Company shall be entitled but not obligated to participate in or assume the defence thereof; provided however, that the defence shall be through legal counsel acceptable to the Agents, acting reasonably. In addition, the Agents and/or Affiliates and/or Personnel shall have the right to employ their own counsel in connection therewith and participate in the defence thereof and the fees of such counsel shall be borne by the Agents unless:

	(i)	the employment of separate counsel has been specifically authorized in writing by the Company;

(ii)

the Agents and/or Affiliates and/or the Personnel have been advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests; or

	(iii)	the Company has failed, within a reasonable period of time after receipt of notice, to assume the defence of such action or claim;

provided that the Company shall not be required to assume the fees and expenses of more than one additional counsel. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent to be properly considered and not to be unreasonably withheld. None of the Agents or any Affiliates or Personnel shall be liable for any settlement of any legal proceeding, action or claim unless it has consented in writing to such settlement, such consent to not be unreasonably withheld.

(e)

Promptly after receipt of notice of the commencement of any legal proceeding against the Agents and/or Affiliates or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Agents and/or Affiliates (or any one of them) will notify the Company in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Company, will keep the Company advised of the progress thereof and will discuss with the Company all significant actions proposed.

(f)

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to those of the Agents and/or Affiliates and the Personnel who are not signatories hereto and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agents and/or Affiliates and any of the Personnel of the Agents and/or Affiliates. The foregoing provisions shall survive the completion of professional services rendered under this Agreement.

(g)

With respect to any person who may be indemnified by Section 11(a) above and is not a party to this Agreement, the Agents shall obtain and hold the rights and benefits of this Section 11 in trust for and on behalf of such person.

12.        Advertisements

The Company acknowledges that the Agents shall have the right, subject always to Sections 1(a) and 1(c) and 3(b) of this Agreement, at their own expense, to place such advertisement or advertisements relating to the sale of the Units contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law, including Applicable Securities Laws. The Company and the Agents each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of Applicable Securities Laws in any of the Selling Jurisdictions in Canada in which the Units shall be offered or sold not being available.

13.        Agents’ Compensation

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay the Commission and issue the Broker Warrants to the Agents. The obligation of the Company to pay the Commission and execute and deliver the Broker Warrant Certificates shall arise at the Closing Time.

14.        Syndication of the Agents

The sale of the Units in connection with the Offering shall be as to the following percentages:

Name of Agent	Syndicate Position
National Bank Financial Inc.	50%
Canaccord Genuity Corp.	50%

If either Agent shall not complete the purchase and sale of its applicable percentage of the aggregate amount of the Units at the Closing Time for any reason whatsoever, including by reason of Section 7 hereof, the other Agent shall have the right, but shall not be obligated, to purchase the Units which would otherwise have been purchased by the Agent which fails to purchase.

15.        Action by Agents

All steps which must or may be taken by the Agents in connection with the Closing, with the exception of the matters relating to (i) termination of purchase obligations; (ii) waiver and extension; and (iii) indemnification, contribution and settlement, may be taken by NBF, on behalf of itself and the other Agent. The execution of this Agreement by the other Agent and by the Company shall constitute the Company’s authority and obligation for accepting notification of any such steps from, and for delivering the certificates representing the Unit Shares and Warrants comprising the Units, to or to the order of, NBF. NBF shall fully consult with the other Agent with respect to all notices, waivers, extensions or other communications to or with the Company. The rights and obligations of the Agents under this Agreement shall be several and not joint nor joint and several.

16.        Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Company, to it at:

CounterPath Corporation Suite 300, One Bentall Centre 505 Burrard Street Vancouver, BC
V7X 1M3

Attention: Donovan Jones, President and CEO Facsimile Number: (604) 320-3399

with a copy to (which shall not constitute notice):

Clark Wilson LLP
800-885 West Georgia Street
Vancouver, BC V6C 3H1

Attention:                   Virgil Hlus
Facsimile Number:     (604) 891-7707

or if to the Agents (on behalf of the Agents):

c/o National Bank Financial
The Exchange Tower
130 King Street West
Suite 3200, P.O. Box 21
Toronto ON M5X 1J9

Attention:                   Rob Sainsbury
Facsimile Number:     (416) 869-6411

with a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:                   Greg Hogan
Facsimile Number:     (416) 860-6554

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is confirmed to have been sent.

17.	Time of the Essence. Time shall, in all respects, be of the essence hereof.

18.	Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada, unless otherwise indicated.

19.	Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

20.

Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

21.

Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings including, without limitation, the engagement letter dated as of April 28, 2011 between the Company and the Agents, in respect of the Offering. This Agreement may be amended or modified in any respect by written instrument only.

22.	Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

23.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

24.

Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

25.

Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

26.	Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

27.

Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile or e-mail transmission, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

[Remainder of Page Intentionally Left Blank]

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agents.

Yours very truly,

NATIONAL BANK FINANCIAL INC.

Per: ________________________________________
Name:
Title:

CANNACORD GENUITY CORP.

Per: ________________________________________
Name:
Title:

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of this 14th day of June, 2011.

COUNTERPATH CORPORATION

Per: ________________________________________
Name:
Title:

APPENDIX “A”

AGENT CERTIFICATE

In connection with the Offering in the United States and to U.S. Persons of Units of CounterPath Corporation (the “Company”) pursuant to the Agency Agreement dated for reference June 14, 2011 among the Company and the Agents named therein (the “Agency Agreement”), the undersigned Agents and the U.S. Affiliates do hereby certify as follows:

(a)

all offers and sales of Units in the United States and to or for the account or benefit of U.S. Persons or persons in the United States have been effected through the U.S. Affiliates in accordance with all applicable federal and state laws and regulations governing the registration and conduct of securities brokers and dealers;

(b)

each offeree that was in the United States or was purchasing for the account or benefit of a U.S. Person or a person in the United States was provided with a copy of a Subscription Agreement in the form agreed to by the Agents and the Company, including the U.S. Accredited Investors Status Certificate attached as Schedule “B” thereto;

(c)

immediately prior to transmitting the Subscription agreement to such offeree, we had reasonable grounds to believe and did believe that each such offeree was a U.S. Accredited Investor and, on the date hereof, we have reasonable grounds to believe and do believe that each person in the United States and each U.S. Person that we have arranged to purchase Units from the Company is a U.S. Accredited Investor;

(d)

no form of “general solicitation or general advertising” (as those terms are defined in Rule 502(c) of Regulation D) was used by us, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, electronic display or similar media or broadcast over radio, television or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States and to or for the account or benefit of U.S. Persons and persons in the United States; and

(e)	the offering of the Units has been conducted in accordance with the terms of the Agency Agreement.

Terms used in this Agent Certificate have the meanings ascribed to them in the Agency Agreement unless otherwise defined herein.

Dated this 14th day of June, 2011.

“Agent”	“Agent”

NATIONAL BANK FINANCIAL	CANACCORD GENUITY CORP.

By: ________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

“U.S. Affiliate”	“U.S. Affiliate”

NBF SECURITIES (USA) CORP.	CANACCORD GENUITY INC.

By: ________________________________________	By: ________________________________________
Name:	Name:
Title:	Title:

SCHEDULE “A”

This is Schedule “A” to the agency agreement dated as of June 14, 2011 between CounterPath Corporation, National Bank Financial Inc. and Canaccord Genuity Corp.,

DETAILS OF OUTSTANDING CONVERTIBLE SECURITIES
AND RIGHTS TO ACQUIRE SECURITIES

SCHEDULE “B”

This is Schedule “B” to the agency agreement dated as of June 14, 2011 between CounterPath Corporation, National Bank Financial Inc. and Canaccord Genuity Corp.,

PATENTS

SCHEDULE “C”

This is Schedule “C” to the agency agreement dated as of June 14, 2011 between CounterPath Corporation, National Bank Financial Inc. and Canaccord Genuity Corp.,

CONVERTIBLE SECURITIES TO BE CONVERTED